Exhibit 99.1
News Release
	Contacts:	Carl A. Luna, SVP and CFO Copano Energy, L.L.C. 713-621-9547 Jack Lascar / jlascar@drg-l.com Anne Pearson / apearson@drg-l.com DRG&L/ 713-529-6600

FOR IMMEDIATE RELEASE

Copano Energy Reports First Quarter 2012 Results

Total Segment Gross Margin Increased 7% and
Service Throughput Increased 37% Over First Quarter 2011

HOUSTON, May 9, 2012 — Copano Energy, L.L.C. (NASDAQ:  CPNO) today announced its financial results for the three months ended March 31, 2012.
“In the first quarter, we realized strong year-over-year increases in service throughput in Texas and Oklahoma, as well as higher adjusted EBITDA and segment gross margin, despite operational issues at our Houston Central complex and a lower natural gas pricing environment,” said R. Bruce Northcutt, Copano’s President and Chief Executive Officer.
“While our long-term Eagle Ford strategy remains on track, we anticipate that operational challenges in handling the very rich Eagle Ford Shale volumes will limit our ability to realize the full value of our Eagle Ford Shale projects until the second quarter of 2013, when our first cryo expansion and additional contracted fractionation capacity are expected to come online.  We continue to identify new opportunities to provide midstream services, both within and beyond our operating footprint,” Northcutt added.

First Quarter Financial Results
Total distributable cash flow of $33.3 million for the first quarter of 2012 was flat compared to $33.4 million for the first quarter of 2011 and decreased 21% from $42.3 million in the fourth quarter of 2012, primarily resulting from lower natural gas and natural gas liquids (NGL) prices, downtime of the new cryogenic processing facility and other operational issues affecting our Houston Central complex (discussed below) and higher expenses.  First quarter 2012 total distributable cash represents 79% coverage of the first quarter distribution of $0.575 per unit, based on common units outstanding on the distribution record date.

Revenue for the first quarter of 2012 increased 16% to $337.2 million compared to $289.9 million for the first quarter of 2011 and decreased 5% compared to $355.6 million in the fourth quarter of 2011.  Segment gross margin increased 1% to $69.9 million compared to $69.1 million for the first quarter of 2011 and decreased 6% compared to $74.6 million in the fourth quarter of 2011.  Total segment gross margin increased 7% to $64.8 million for the first quarter of 2012 compared to $60.3 million for the first quarter of 2011 and increased 4% from $62.1 million for the fourth quarter of 2011.
Adjusted EBITDA for the first quarter of 2012 increased 6% to $50.3 million compared to $47.4 million for the first quarter of 2011 and decreased 13% compared to $57.7 million for the fourth quarter of 2011.
Net loss was $147.7 million for the first quarter of 2012 compared to net income of $3.5 million for the first quarter of 2011. The loss is primarily the result of decreased equity in earnings from unconsolidated affiliates as a result of a $120 million non-cash impairment charge on our investments in Bighorn Gas Gathering, L.L.C. (Bighorn) and Fort Union Gas Gathering, L.L.C. (Fort Union) and a $28.7 million non-cash impairment charge with respect to a pipeline capacity contract with Fort Union under which we provide services to Rocky Mountains producers.
Net loss to common units after deducting $8.7 million of in-kind preferred unit distributions totaled $156.4 million, or $2.20 per unit on a diluted basis, for the first quarter of 2012 compared to net loss to common units of $4.3 million, or $0.07 per unit on a diluted basis, for the first quarter of 2011.  Weighted average diluted units outstanding totaled 71.0 million for the first quarter of 2012 as compared to 66.0 million for the first quarter of 2011.
Total distributable cash flow, total segment gross margin, adjusted EBITDA and segment gross margin are non-GAAP financial measures, which are reconciled to their most directly comparable GAAP measures at the end of this news release.  Please read “Use of Non-GAAP Financial Measures” beginning on page 6 of this news release.

First Quarter Operating Results by Segment
    Copano manages its business in three geographical operating segments: Texas, which provides midstream natural gas services in north and south Texas and includes a 50% interest in Eagle Ford Gathering, LLC (Eagle Ford Gathering) and a processing plant in southwest Louisiana; Oklahoma, which provides midstream natural gas services in central and east Oklahoma; and the

    Rocky Mountains, which provides midstream natural gas services to producers in Wyoming’s Powder River Basin and includes a 51% managing member interest in Bighorn and a 37.04% managing member interest in Fort Union.

Texas
Segment gross margin for Texas increased 1% to $45.3 million for the first quarter of 2012 compared to $45.0 million for the first quarter of 2011 and decreased 7% from $48.8 million for the fourth quarter of 2011.  The year-over-year increase resulted primarily from an increase in revenue related to increased throughput from the Eagle Ford Shale and north Barnett Shale Combo plays.  The decrease from fourth quarter of 2011 resulted primarily from downtime of the new cryogenic processing facility at our Houston Central complex for repairs after a mechanical failure, and lower NGL recoveries at Houston Central as a result of processing gas with NGL content in excess of overall plant specifications.  Throughput volumes from the Eagle Ford Shale play increased 181% in the first quarter of 2012 over the first quarter of 2011 and increased 30% over the fourth quarter of 2011.  During the first quarter of 2012, weighted-average NGL prices on the Mont Belvieu index, based on Copano’s Texas product mix for the period, were $52.64 per barrel, an increase of 3% from $51.22 per barrel during the first quarter of 2011 and a decrease of 9% from $57.76 per barrel during the fourth quarter of 2011.  During the first quarter of 2012, natural gas prices on the Houston Ship Channel index averaged $2.65 per MMBtu, a decrease of 35% from $4.06 per MMBtu during the first quarter of 2011 and a decrease of 24% from $3.49 per MMBtu during the fourth quarter of 2011.
During the first quarter of 2012, the Texas segment provided gathering, transportation and processing services for an average of 944,033 MMBtu/d of natural gas compared to 654,996 MMBtu/d of natural gas for the first quarter of 2011, an increase of 44%.  The Texas segment gathered an average of 565,508 MMBtu/d of natural gas and processed an average of 833,163 MMBtu/d of natural gas at Copano’s plants and third-party plants during the first quarter of 2012, an increase of 42% and 49%, respectively, over the first quarter of 2011, primarily due to increased volumes from the Eagle Ford Shale and north Barnett Shale Combo plays.  For the first quarter of 2012, NGL production averaged 35,344 Bbls/d at Copano’s plants and third-party plants, an increase of 52% and 4% from the first quarter of 2011 and the fourth quarter of 2011, respectively, reflecting increased volumes behind Copano’s Houston Central complex in south Texas, the Saint Jo plant in the north Barnett Shale Combo play and the Lake Charles plant in Louisiana.
Eagle Ford Gathering, which completed and placed its 117-mile pipeline into full service on December 1, 2011, provided gathering services for an average of 207,498 MMBtu/d during the first quarter of 2012.  Texas segment gross margin results do not include the financial results and volumes associated with Copano’s interest in Eagle Ford Gathering, which is accounted for under the equity method of accounting and is shown in Copano’s financial statements under “Equity in loss (earnings) from unconsolidated affiliates.”  For the first quarter of 2012, equity earnings and distributions from Eagle Ford Gathering totaled $2.1 million and $5.5 million, respectively.

Oklahoma
Segment gross margin for Oklahoma increased 5% to $24.2 million for the first quarter of 2012 compared to $23.1 million for the first quarter of 2011 and decreased 5% from $25.5 million for the fourth quarter of 2011.  The year-over-year increase resulted primarily from (i) an increase in service throughput attributable to volume growth from the Woodford Shale play and (ii) the acquisition of the Harrah plant on April 1, 2011, partially offset by a 12% decrease in realized margins on service throughput compared to the first quarter of 2011 ($0.84 per MMBtu in 2012 compared to $0.95 per MMBtu in 2011) due to lower NGL and natural gas prices.  During the first quarter of 2012, the weighted-average NGL price based on the Conway index for Copano’s Oklahoma product mix for the period was $39.18 per barrel compared to $46.36 per barrel during the first quarter of 2011, a decrease of 15%.  During the first quarter of 2012, the natural gas price based on the CenterPoint East index averaged $2.60 per MMBtu compared to $3.93 per MMBtu during the first quarter of 2011, a decrease of 34%.
The Oklahoma segment gathered an average of 318,285 MMBtu/d of natural gas, processed an average of 157,052 MMBtu/d of natural gas and produced an average of 16,961 Bbls/d of NGLs at its own plants and third-party plants during the first quarter of 2012, representing increases of 18%, 6% and 6%, respectively, as compared to the first quarter of 2011.  The increase in service throughput is primarily attributable to increased drilling and production of lean gas in the Woodford Shale area (near Copano’s Mountains systems), which experienced a 48% increase in service throughput compared to the first quarter of 2011. This increase was offset by normal production declines on other gathering systems.

Rocky Mountains
Segment gross margin for the Rocky Mountains segment totaled $0.4 million in the first quarter of 2012 compared to $1.0 million for the first quarter of 2011 and $0.4 million for the fourth quarter of 2011.
The Rocky Mountains segment gross margin results do not include the financial results and volumes associated with Copano’s interests in Bighorn and Fort Union, which are accounted for under the equity method of accounting and are shown in Copano’s financial statements under “Equity in loss (earnings) from unconsolidated affiliates.”  Average pipeline throughput for Bighorn and Fort Union on a combined basis increased 36% to 787,366 MMBtu/d in the first quarter of 2012 as compared to 581,051 MMBtu/d in the first quarter of 2011.  The volume increase is due primarily to producers increasing deliveries of volumes to Fort Union to take advantage of favorable pricing at downstream markets.  For the first quarter of 2012, combined equity loss and distributions for Bighorn and Fort Union totaled $117.3 million and $4.4 million, respectively, compared to equity earnings and distributions of $1.2 million and $6.0 million for the same period in 2011, respectively.  The equity loss is primarily the result of a $120 million non-cash impairment charge on our investments in Bighorn and Fort Union due to the low natural gas price environment and Copano’s expectation of a lower level of drilling by producers in the Powder River Basin.

Corporate and Other
    Corporate and other segment gross margin includes Copano’s commodity risk management activities.  These activities contributed a loss of $5.1 million for the first quarter of 2012 compared to a loss of $8.8 million for the first quarter of 2011 and a loss of $12.5 million for the fourth quarter of 2011.  The loss for the first quarter of 2012 included $5.0 million of non-cash amortization expense relating to the option component of Copano’s risk management portfolio and $0.6 million of unrealized mark-to-market losses on undesignated economic hedges offset by $0.5 million of net cash settlements received for expired commodity derivative instruments.  The first quarter 2011 loss included $7.3 million of non-cash amortization expense relating to the option component of Copano’s risk management portfolio and $2.1 million of net cash settlements paid for expired commodity derivative instruments offset by $0.6 million of unrealized mark-to-market gains on undesignated economic hedges.  The loss for the fourth quarter of 2011 included $7.5 million of non-cash amortization expense relating to the option component of Copano’s risk management portfolio, $2.9 million of net cash settlements paid for expired commodity derivative instruments and $2.1 million of unrealized mark-to-market losses on undesignated economic hedges.

Cash Distributions
On April 11, 2012, Copano announced its first quarter 2012 cash distribution of $0.575 per unit, or $2.30 per unit on an annualized basis, for all of its outstanding common units.  This distribution is unchanged from the fourth quarter of 2011 and will be paid on May 10, 2012 to common unitholders of record at the close of business on April 30, 2012.

Conference Call Information
     Copano will hold a conference call on May 10, 2012 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) to discuss its first quarter 2012 financial results.  To participate in the call, dial (480) 629-9835 and ask for the Copano call at least 10 minutes prior to the start time, or access it live over the internet at www.copano.com on the “Investor Overview” page of the “Investor Relations” section of Copano’s website.
A replay of the audio webcast will be available shortly after the call on Copano’s website.  A telephonic replay will be available through May 17, 2012 by calling (303) 590-3030 and using the pass code 4531955#.

Use of Non-GAAP Financial Measures
This news release and the accompanying schedules include non-generally accepted accounting principles, or non-GAAP, financial measures of total distributable cash flow, total segment gross margin, adjusted EBITDA and segment gross margin.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.  Non-GAAP financial measures should not be considered as alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.  Copano’s non-GAAP financial measures may not be comparable to similarly titled measures of other companies, who may not calculate their measures in the same manner.
Copano’s management team uses non-GAAP financial measures to evaluate its core profitability and to assess the financial performance of its assets.  Subject to the limitations expressed above, Copano believes that investors and other market participants benefit from access to the same financial measures that its management uses in evaluating its performance.  As described in  “—How We Evaluate Our Operations” under Item 7 of Copano’s 2011 10-K, Copano revised its calculations of adjusted EBITDA and total distributable cash flow beginning in the second quarter of 2011.  To allow for direct comparisons to 2012 activity, the reconciliations of adjusted EBITDA and total distributable cash flow for the three months ended March 31, 2011 have been recast to conform with the revised calculations.
Copano Energy, L.L.C. is a midstream natural gas company with operations in Texas, Oklahoma, Wyoming and Louisiana.  More information is available at http://www.copano.com.

This press release includes “forward-looking statements,” as defined by the Securities and Exchange Commission.  Statements that address activities or events that Copano believes will or may occur in the future are forward-looking statements.  These statements include, but are not limited to, statements about future producer activity and Copano’s total distributable cash flow and distribution coverage.  These statements are based on management’s experience and perception of historical trends, current conditions, expected future developments and other factors management believes are reasonable.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following risks and uncertainties, many of which are beyond Copano’s control: the volatility of prices and market demand for natural gas and natural gas liquids; Copano’s ability to continue to obtain new sources of natural gas supply and retain its key customers; the impact on volumes and resulting cash flow of technological, economic and other uncertainties inherent in estimating future production, producers’ ability to drill and successfully complete and attach new natural gas supplies and the availability of downstream transportation systems and other facilities for natural gas and NGLs; mechanical failures and other operational risks affecting the performance of Copano’s processing plants and other facilities, higher construction costs or project delays due to inflation, limited availability of required resources, or the effects of environmental, legal or other uncertainties; general economic conditions; the effects of government regulations and policies; and other financial, operational and legal risks and uncertainties detailed from time to time in Copano’s quarterly and annual reports filed with the Securities and Exchange Commission.

– financial statements follow –

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2012	2011

	(In thousands, except per unit information)
Revenue:
Natural gas sales	$86,212	$103,795
Natural gas liquids sales	195,187	149,001
Transportation, compression and processing fees	39,839	24,471
Condensate and other	15,990	12,658
Total revenue	337,228	289,925

Costs and expenses:
Cost of natural gas and natural gas liquids(1)	265,951	223,730
Transportation (1)	6,449	5,849
Operations and maintenance	18,642	15,099
Depreciation and amortization	19,088	16,869
Impairment	28,744	-
General and administrative	14,944	12,598
Taxes other than income	1,366	1,130
Equity in loss (earnings) from unconsolidated affiliates	114,728	(1,702)
Total costs and expenses	469,912	273,573

Operating (loss) income	(132,684)	16,352
Other income (expense):
Interest and other income	38	7
Interest and other financing costs	(14,424)	(11,916)
(Loss) income before income taxes	(147,070)	4,443
Provision for income taxes	(601)	(911)
Net (loss) income	(147,671)	3,532
Preferred unit distributions	(8,698)	(7,880)
Net loss to common units	$(156,369)	$(4,348)

Basic and diluted net loss per common unit	$(2.20)	$(0.07)
Weighted average number of common units	70,960	65,985
Distributions declared per common unit	$0.575	$0.575

(1) Exclusive of operations and maintenance, depreciation and amortization and impairment shown separately below.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2012	2011

Cash Flows From Operating Activities:	(In thousands)
Net (loss) income	$(147,671)	$3,532
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,088	16,869
Impairment	28,744	-
Amortization of debt issue costs	973	982
Equity in loss (income) from unconsolidated affiliates	114,728	(1,702)
Distributions from unconsolidated affiliates	6,126	5,531
Non-cash gain on risk management activities, net	(158)	(1,216)
Equity-based compensation	2,782	2,473
Deferred tax provision	272	602
Other non-cash items	201	55
Changes in assets and liabilities:
Accounts receivable	(11,478)	(696)
Prepayments and other current assets	1,455	930
Risk management activities	1,048	(1,917)
Accounts payable	(10,241)	2,519
Other current liabilities	16,245	569
Net cash provided by operating activities	22,114	28,531

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(52,865)	(40,009)
Additions to intangible assets	(1,195)	(1,307)
Investments in unconsolidated affiliates	(19,362)	(26,800)
Distributions from unconsolidated affiliates	4,203	942
Escrow cash	-	6
Proceeds from sale of assets	43	159
Other	1,696	(161)
Net cash used in investing activities	(67,480)	(67,170)

Cash Flows From Financing Activities:
Proceeds from long-term debt	220,375	85,000
Repayment of long-term debt	(317,000)	-
Deferred financing costs	(3,433)	(114)
Distributions to unitholders	(41,643)	(37,928)
Proceeds from public offering of common units, net of underwriting
discounts and commissions of $7,590	188,083	-
Equity offering costs	(359)	-
Proceeds from option exercises	718	1,139
Net cash provided by financing activities	46,741	48,097

Net increase in cash and cash equivalents	1,375	9,458
Cash and cash equivalents, beginning of year	56,962	59,930
Cash and cash equivalents, end of period	$58,337	$69,388

COPANO ENERGY, L.L.C. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011

	(In thousands, except unit information)
ASSETS
Current assets:
Cash and cash equivalents	$58,337	$56,962
Accounts receivable, net	131,013	119,193
Risk management assets	4,564	4,322
Prepayments and other current assets	3,660	5,114
Total current assets	197,574	185,591

Property, plant and equipment, net	1,137,370	1,103,699
Intangible assets, net	161,696	192,425
Investments in unconsolidated affiliates	438,649	544,687
Escrow cash	1,848	1,848
Risk management assets	4,447	6,452
Other assets, net	30,525	29,895
Total assets	$1,972,109	$2,064,597

LIABILITIES AND MEMBERS' CAPITAL
Current liabilities:
Accounts payable	$138,639	$155,921
Accrued interest	24,754	8,686
Accrued tax liability	1,511	1,182
Risk management liabilities	2,736	3,565
Other current liabilities	23,352	22,040
Total current liabilities	190,992	191,394

Long term debt	897,855	994,525
Deferred tax liability	2,472	2,199
Other noncurrent liabilities	4,837	4,581

Commitments and contingencies (Note 9)
Members’ capital:
Series A convertible preferred units, no par value, 11,976,175 units and
11,684,074 units issued and outstanding as of March 31, 2012 and
December 31, 2011, respectively	285,168	285,168
Common units, no par value, 72,228,365 units and 66,341,458 units issued
and outstanding as of March 31, 2012 and December 31, 2011, respectively	1,353,334	1,164,853
Paid in capital	67,503	62,277
Accumulated deficit	(813,728)	(624,121)
Accumulated other comprehensive loss	(16,324)	(16,279)
	875,953	871,898
Total liabilities and members’ capital	$1,972,109	$2,064,597

COPANO ENERGY, L.L.C. AND SUBSIDIARIES UNAUDITED RESULTS OF OPERATIONS
	Three Months Ended March 31,
	2012	2011

	($ In thousands)
Total segment gross margin(1)	$64,828	$60,346
Operations and maintenance expenses	18,642	15,099
Depreciation and amortization	19,088	16,869
Impairment	28,744	-
General and administrative expenses	14,944	12,598
Taxes other than income	1,366	1,130
Equity in loss (earnings) from unconsolidated affiliates(2)(3)	114,728	(1,702
Operating (loss) income	(132,684)	16,352
Interest and other financing costs, net	(14,386)	(11,909)
Provision for income taxes	(601)	(911)
Net (loss) income	(147,671)	3,532
Preferred unit distributions	(8,698)	(7,880)
Net loss to common units	$(156,369)	$(4,348)

Basic and diluted net loss per common unit	$(2.20)	$(0.07)
Weighted average number of common units	70,960	65,985

Total segment gross margin:
Texas	$45,341	$45,011
Oklahoma	24,199	23,082
Rocky Mountains(4)	358	1,042
Segment gross margin	69,898	69,135
Corporate and other(5)	(5,070)	(8,789)
Total segment gross margin(1)	$64,828	$60,346

Segment gross margin per unit:
Texas:
Service throughput ($/MMBtu)	$0.53	$0.76
Oklahoma:
Service throughput ($/MMBtu)	$0.84	$0.95

Volumes:
Texas: (6)
Service throughput (MMBtu/d)(7)	944,033	654,996
Pipeline throughput (MMBtu/d)	565,508	399,033
Plant inlet volumes (MMBtu/d)	833,163	560,903
NGLs produced (Bbls/d)	35,344	23,228
Oklahoma:(8)
Service throughput (MMBtu/d)(7)	318,285	269,550
Plant inlet volumes (MMBtu/d)	157,052	147,710
NGLs produced (Bbls/d)	16,961	16,037

Capital Expenditures:
Maintenance capital expenditures	$2,443	$2,046
Expansion capital expenditures	48,363	51,520
Total capital expenditures	$50,806	$53,566

Operations and maintenance expenses:
Texas	$10,618	$8,825
Oklahoma	7,981	6,219
Rocky Mountains	43	55
Total operations and maintenance expenses	$18,642	$15,099

                ____________________________
(1)
Total segment gross margin is a non-GAAP financial measure.  Please read “Unaudited Non-GAAP Financial Measures” for a reconciliation of total segment gross margin to its most directly comparable GAAP measure of operating income.

(2)	During the three months ended March 31, 2012, Copano recorded a $120 million non-cash impairment charge relating to Copano’s investments in Bighorn and Fort Union.

(3)	Includes results and volumes associated with our unconsolidated affiliates. The following table summarizes the throughput for the periods indicated:

		Three Months Ended March 31,
		2012	2011
Bighorn and Fort Union(a)	(MMBtu/d)	787,366	581,051
Southern Dome:
Plant inlet	(MMBtu/d)	10,017	11,182
NGLs produced	(Bbls/d)	363	393
Webb Duval(b)	(MMBtu/d)	61,935	49,450
Eagle Ford Gathering	(MMBtu/d)	207,498	-
Liberty Pipeline Group	(Bbls/d)	13,000	-

_______________________________
(a) Fort Union volumes do not reflect an additional 127,503 MMBtu/d and 288,966 MMBtu/d of long-term contractually committed volumes that Fort Union did not gather but which were the basis of payments received by Fort Union for the three months ended March 31, 2012 and 2011, respectively.

(b) Net of intercompany volumes.

(4)
Rocky Mountains segment gross margin includes results from producer services, including volumes purchased for resale, volumes gathered under firm capacity gathering agreements with Fort Union, volumes transported using our firm capacity agreements with Wyoming Interstate Gas Company and compressor rental services provided to Bighorn.

(5)	Corporate and other includes results attributable to our commodity risk management activities.

(6)	Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Texas segment at all plants, including plants owned by the Texas segment and plants owned by third parties.

(7)
“Service throughput” means the volume of natural gas delivered to our 100%-owned processing plants by third-party pipelines plus our “pipeline throughput,” which is the volume of natural gas transported or gathered through our pipelines.

(8)
Plant inlet volumes and NGLs produced represent total volumes processed and produced by the Oklahoma segment at all plants, including plants owned by the Oklahoma segment and plants owned by third parties.

COPANO ENERGY, L.L.C. AND SUBSIDIARIES
UNAUDITED NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31,
	2012	2011
Reconciliation of total segment gross margin to operating (loss) income:	($ in thousands)
Operating (loss) income	$(132,684)	$16,352
Add: Operations and maintenance expenses	18,642	15,099
Depreciation and amortization	19,088	16,869
Impairment	28,744	-
General and administrative expenses	14,944	12,598
Taxes other than income	1,366	1,130
Equity in loss (earnings) from unconsolidated affiliates	114,728	(1,702)
Total segment gross margin	$64,828	$60,346

Reconciliation of EBITDA, adjusted EBITDA and total distributable cash flow to net (loss) income:
Net (loss) income	$(147,671)	$3,532
Add: Depreciation and amortization	19,088	16,869
Interest and other financing costs	14,424	11,916
Provision for income taxes	601	911
EBITDA	(113,558)	33,228
Add: Amortization of commodity derivative options	5,039	7,270
Distributions from unconsolidated affiliates	10,329	6,473
Equity-based compensation	3,231	2,982
Equity in loss (earnings) from unconsolidated affiliates	114,728	(1,702)
Unrealized loss (gain) from commodity risk management activities	579	(543)
Impairment	28,744	-
Other non-cash operating items	1,233	(275)
Adjusted EBITDA	50,325	47,433
Less: Interest expense	(14,233)	(11,607)
Current income tax expense and other	(329)	(331)
Maintenance capital expenditures	(2,443)	(2,046)
Total distributable cash flow	$33,320	$33,449
Actual quarterly distribution	$42,113	$38,538
Total distributable cash flow coverage	79%	87%